NONQUALIFIED STOCK OPTION AWARD
UNDER THE
2021 LINDE PLC
LONG TERM INCENTIVE PLAN
Effective as of (#insert grant date#) (the “Grant Date”), «Legal_First_Name» «MI» «MI1» «MI2» «Last_Name» (the “Participant”) is hereby granted the following Nonqualified Stock Option Award (the “Award”) under the 2021 Linde plc Long Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan, which are incorporated herein by reference, and those set forth below. The Plan shall control in the event of any conflict between the terms and conditions of the Plan and those set forth in this Award.

This Award has been conveyed and will be managed online, and the Participant’s online acceptance and acknowledgement of this Award constitutes his or her acceptance of all of the terms and conditions of the Plan and this Award. A copy of the Plan has been made available to the Participant, and the Participant hereby acknowledges that he or she has read and understands the Plan and this Award.
Capitalized terms used herein and not defined shall have the meanings set forth in the Plan, as the same may be amended from time to time. For purposes of this Award, Linde plc (the “Company”) and its Subsidiaries are collectively referred to herein as “Linde.”
1.Grant of Option. The Company hereby grants to Participant, as of the Grant Date, a Nonqualified Stock Option to purchase all or any part of the aggregate of [INSERT Number] Shares (the “Option Shares”) at the Option Price of $ (Insert Strike price) per Share. This Award will be exercisable only as hereinafter provided.
2.Expiration Date. Except as otherwise provided herein, this Award shall expire on the tenth anniversary of the Grant Date and in no event may this Award be exercised on or after such date.
3.Exercisability; Treatment upon Termination of Service.
a.Exercisability Generally. Except as otherwise provided in either the Plan or this Section 3, this Award shall become exercisable as to one-third of the Option Shares on each of the first three anniversaries of the Grant Date. Once this Award has become exercisable, it shall continue to be exercisable until the earlier of its expiration date or the termination of the Participant’s rights hereunder pursuant to either the Plan or this Award. In the event that the number of Option Shares is not evenly divisible by three, the remaining amount shall be added to the last vesting period. Notwithstanding the foregoing, this Award shall become immediately vested and exercisable as to all of the Option Shares upon the occurrence of the Participant’s death or Total and Permanent Disability, in either case occurring while the Participant remains actively employed by Linde and shall become vested and exercisable in the event of a Change in Control in accordance with Section 3.b.v. below. For purposes of this Award, the Participant shall be “Totally and

Permanently Disabled” if the Participant is determined to be unable to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
b.Termination of Employment. This Award is exercisable by the Participant only while the Participant is in active employment with Linde and will be immediately forfeited upon the effective date of the Participant’s termination of employment with Linde (an individual who is employed by a Subsidiary shall be deemed to have terminated employment for purposes of this Award at such time as the employing entity ceases to be a Subsidiary), except that this Award shall continue to be exercisable following the effective date of the Participant’s termination of employment with Linde as follows:
i.Death. In the event the Participant’s employment terminates by reason of his or her death, this Award shall continue to be exercisable by the Participant’s executor, administrator, or legal representative at any time prior to the earlier of the first anniversary of the Participant’s death or the Award’s expiration date and thereafter shall be forfeited.
ii.Total and Permanent Disability. In the event the Participant becomes Totally and Permanently Disabled while employed by Linde, this Award shall continue to be exercisable at any time prior to the earlier of the first anniversary of the date the Participant is determined to be Totally and Permanently Disabled or the Award’s expiration date and thereafter shall be forfeited.
iii.Termination After Satisfying Age/Service Requirement. In the case of the Participant’s termination of employment with Linde for any reason other than for cause, and not due to the Participant’s death or Total and Permanent Disability, after: (A) attaining age 65; or (B) attaining age 55 and completing at least 10 years of employment with Linde (collectively, the “Age/Service Requirement”), this Award shall continue to be exercisable at any time prior to its expiration date; provided, however, that following the Participant’s satisfaction of the Age/Service Requirement, this Award shall only become exercisable in accordance with Section 3.a.; and provided further, that in the event of the Participant’s termination of employment with Linde prior to the first anniversary of the Grant Date, regardless of satisfying the Age/Service Requirement, this Award shall never become vested and exercisable and shall be immediately forfeited upon the effective date of the Participant’s termination of employment with Linde.
iv.Termination by Action of Linde Other than for Cause. In the event of the Participant’s termination of employment by action of Linde other than for cause prior to the Participant’s satisfaction of the Age/Service Requirement and not due to the Participant’s death or Total and

Permanent Disability, this Award shall continue to be exercisable by the Participant at any time prior to the earlier of the third anniversary of the effective date of the Participant’s termination or the Award’s expiration date and thereafter shall be forfeited; provided, however, that following such termination of the Participant’s employment, this Award shall only become exercisable in accordance with Section 3.a.; and provided further, that in the event such termination of the Participant’s employment by Linde occurs prior to the first anniversary of the Grant Date, this Award shall never become exercisable and shall be immediately forfeited upon the effective date of such termination of the Participant’s employment. For purposes of this Section 3.b.iv only, the Participant’s termination by action of Linde for cause, shall include, but not be limited to, the Participant’s termination by action of Linde for violation of Linde’s Code of Business Integrity (or any superseding integrity policy) or poor performance.
v.Termination following a Change in Control. Notwithstanding any other provision of this Award to the contrary, in the event the Participant’s employment with Linde or any successor thereto is terminated (a) by action of Linde other than for Cause, or (b) by Participant with Good Reason, in each case, within two (2) years following the Change in Control, this Award shall become immediately vested and exercisable as to all of the Option Shares and shall continue to be exercisable by the Participant at any time prior to the earlier of the first anniversary of the effective date of the Participant’s termination or the Award’s expiration date and thereafter shall be forfeited.
(A)For purposes of this Section 3.b.v., “Cause” shall have the meaning set forth in the Participant’s employment agreement or severance compensation agreement, in either case, as in effect immediately before the Change in Control. In the absence of any such agreement or in the event that such agreement does not contain a definition of “Cause,” Cause shall mean (i) the Participant’s willful and continued failure to substantially perform his or her reasonably assigned duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), (ii) the Participant’s breach of his or her fiduciary duty, (iii) the Participant’s commission of a felony or of a lesser crime involving fraud or moral turpitude, or (iv) the Participant’s material breach of any written Company policy (including Linde’s Standards of Business Integrity (or any superseding integrity policy)) or any written agreement with the Company, which breach is materially injurious to the Company, and no termination of the Participant’s employment shall be for Cause until (1) there shall have been delivered to the Participant a notice of termination and (2) Participant shall have 30 days following the receipt of notice from the Company to cure the act or omission that is the basis of such claim, to the extent such act or omission is curable, including the Participant having been provided an opportunity to be heard in person by the Board (or its successor).
(B)For purposes of this Section 3.b.v., “Good Reason” shall have the meaning set forth in the Participant’s employment agreement or severance compensation agreement, in either case, as in effect immediately before the Change in Control, provided, however, that in the absence of any such agreement or in the event that such agreement does not contain a definition of “Good Reason,” Good Reason shall mean, without the Participant’s express written consent, (a) a material reduction in the annual rate of base salary or target bonus opportunity, in each case, as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter, (b) the assignment of any duties or responsibilities or diminution of duties or responsibilities which are inconsistent with the Participant’s title, status or position (including a change in any position reporting to the Participant or any position to which the Participant reports) with Linde in effect immediately prior to the Change in Control, or (c) requiring the Participant to relocate to a principal work location where the distance between the Participant’s primary residence and new principal work location is more than 50 miles greater than the distance from the Participant’s primary residence and principal work location as in effect immediately prior to the date of the Change in Control, provided, however, that Good Reason shall not exist unless the Participant provides Linde with a notice of termination not later than 60 days after the occurrence of the event giving rise to Good Reason and Linde fails to remedy such condition to the Participant’s reasonable satisfaction within 30 days of such notice.
4.Transferability.
a.This Award is not transferable other than:
i.in the event of the Participant’s death, in which case this Award shall be transferred to the Participant’s executor, administrator, or legal representative, or
ii.if the Participant has met the Company’s stock ownership guidelines applicable to him/her at the time of such proposed transfer, by the Participant, as a gift and without consideration, in whole or in parts to;
(A)the Participant’s spouse, children (including by adoption), stepchildren or grandchildren (“immediate family members”),

(B)a partnership in which such immediate family members are the only partners, or
(C)a trust for the exclusive benefit of such immediate family members; or
iii.in the case of a transferee’s or distributee’s death, to his/her estate, in which case this Award may be exercised only by the executor or administrator of such estate and shall not be subject to further transfer; or
iv.pursuant to a domestic relations order.
b.Any transfer of this Award, in whole or in part, is subject to acceptance by the Company in its sole discretion and shall be affected according to such procedures as the Company’s Chief Human Resources Officer may establish.
c.The provisions of this Award, relating to the Participant, shall apply to this Award notwithstanding any transfer to a third party.
5.Exercise of Option.
a.Notice of Exercise. This Award may be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Option Shares with respect to which the Award is to be exercised, accompanied by full payment for the Option Shares. The Award may be exercised only in a whole number of Shares.
b.Exercise Price Payment. A condition of the issuance of the Shares as to which this Award is exercised shall be the payment of the Option Price. The Option Price shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Market Price at the time of exercise equal to the Option Price (provided that the Shares that are tendered may be subject to a minimum holding period, as determined by the Committee in its discretion, prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (iii) by having the Company withhold Shares that otherwise would be delivered to the exerciser pursuant to the exercise of the Option having a value equaling the aggregate Option Price due; (iv) by a combination of (i), (ii) and/or (iii); or (v) any other method approved or accepted by the Committee in its sole discretion. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

c.Taxes. To enable Linde to meet any applicable federal, state, city, local or foreign withholding tax requirements arising as a result of the exercise of the Award, the exerciser shall pay Linde the amount of tax to be withheld, if any, in cash or by having Linde withhold Shares that would otherwise be delivered pursuant to the exercise of the Award, provided that, if Shares are so withheld, they shall be withheld only up to the rate that will not trigger a negative accounting impact on Linde. The value of any Shares so withheld shall be the Share price at the time of exercise. Linde reserves the right to (i) disapprove an exerciser’s election to utilize any of the alternatives under this Section, and (ii) to delay the completion of any exercise of this Award until the applicable withholding tax has been paid.
d.Delivery of Shares. Upon the exercise of an Award with respect to a part or all of the Option Shares in the manner and within the time herein provided, the Company shall issue and deliver to the exerciser, the number of Shares with respect to which the Award was exercised. Notwithstanding any provision of the Plan or this Award to the contrary, such Shares shall be subject to applicable Linde policies as from time to time in effect, including but not limited to, Linde’s insider trading and Executive Stock Ownership Policies.
6.Other Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:
a.No Right to Continued Employment. This Award shall not confer upon the Participant any right with respect to continuance of employment by Linde nor shall this Award interfere with the right of Linde to terminate the Participant’s employment.
b.No Right to Future Awards. The selection of recipients of Awards under the Plan is determined annually on the basis of several factors, including job responsibilities and anticipated future job performance. The Participant’s selection to receive this Award shall in no way entitle him/her to receive, or otherwise obligate Linde to provide the Participant, any future option Award or other award under the Plan or otherwise.
c.Cancellation of Award. Notwithstanding any other provision of this Award, the Committee may, in its sole discretion, cancel, rescind, suspend, withhold, or otherwise limit or restrict this Award, and/or recover any gains realized by the Participant in connection with this Award, in the event of any actions by the Participant are determined by the Committee to (a) constitute a conflict of interest with Linde, (b) be prejudicial to Linde’s interests, or (c) violate any non-compete agreement or obligation of the Participant to Linde, any confidentiality agreement or obligation of the Participant to Linde, Linde’s applicable policies, or the Participant’s terms and conditions of employment.
d.Clawback. This Award shall be subject to the clawback or recapture policy, if any, that Linde may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that this Award be repaid to Linde after it has been distributed or paid to the Participant.
e.Governing Law. This Award shall be governed by and construed in accordance with the laws of Connecticut, without giving effect to principles of conflict of laws.
f.No Third Party Beneficiaries. Except as expressly provided in the Plan or herein, neither the Plan nor this Award will confer on any person other than Linde and the Participant any rights or remedies under the Plan or hereunder.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its proper officer hereunto duly authorized, as of the day and year first hereinabove written.

Linde plc

By
David Strauss Chief Human Resources Officer